UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 22, 2008

CREDO Petroleum Corporation

(Exact name of registrant as specified in its charter)

Colorado	0-8877	84-0772991
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1801 Broadway, Suite 900 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 297-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02         Unregistered Sales of Equity Securities.

As part of Timothy J. Pownell’s entry into an Employment Agreement with CREDO Petroleum Corporation (the “Company”) (as described further below), on August 22, 2008, and effective as of September 8, 2008 (the “Effective Date”), Mr. Pownell has the right to receive options under the Company’s 2007 Stock Option Plan to acquire a number of shares of the Company’s common stock equal to $500,000 divided by the closing trading price of the Company’s common stock on the NASDAQ Global Market on the Effective Date.  The exercise price of the options is currently expected to be $14.31 per share, which is the volume-weighted average of the trading price of the Company’s common stock over the six-month period preceding the execution of the Employment Agreement. One-third of such options shall vest on each of the first, second and third anniversaries of the Effective Date. The options will be issued pursuant to the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2008, Mr. Pownell, age 45, was appointed to serve as President and Chief Operating Officer of the Company, effective as of the Effective Date.  Mr. Pownell has over 20 years of operational, technical and commercial experience in the oil and gas industry, most recently as Vice President – Exploration, Exploitation and Development for Huber Energy, a division of J.M. Huber Corporation, where he has served in that role since August 2007.  From June 2006 until August 2007, Mr. Pownell was self-employed. From March 1998 until June 2006, Mr. Pownell worked with Chevron (originally Unocal) in various positions, including as an Asset Manager in Thailand, where he was responsible for the overall financial and operational performance of a large offshore exploration and production concession.  Other positions he held at Unocal included General Manager, Gulf of Mexico Business Development & Land, and General Manager, Spirit Energy 76 Strategic Planning.  Before joining Unocal, Mr. Pownell was an Engagement Manager at McKinsey and Company, where he advised energy companies on critical strategic, operational and organizational issues.  Previously, Mr. Pownell also served as a Supervising Engineer for Exxon Company USA. Mr. Pownell has a Bachelor of Science in Chemical Engineering from Texas A& M University and a Masters of Business Administration from the UCLA Anderson School of Management.

Mr. Pownell entered into an employment agreement (“Employment Agreement”) on August 22, 2008, effective as of the Effective Date, pursuant to which he shall initially be paid an aggregate base salary of $250,000 per year.  In addition, Mr. Pownell is entitled to a signing bonus of $50,000 and a guaranteed cash bonus of $50,000 for each of the years ended December 31, 2009 and December 31, 2010. Mr. Pownell will also be eligible to receive, at the discretion of the board of directors, an annual incentive bonus based on performance goals to be established from time to time by the board of directors. In addition, Mr. Pownell has the right to receive options under the Company’s 2007 Stock Option Plan, as described in Item 3.02 above. Mr. Pownell is also entitled to certain additional benefits, including participation in the Company’s 401(k) plan and health benefits. The foregoing summary of the Employment Agreement is subject to, and qualified in its entirety, by the full text of such document, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits

(d)        Exhibits

Exhibit 10.1            Employment Agreement by and between CREDO Petroleum Corporation and Timothy J. Pownell dated as of August 22, 2008, effective as of September 8, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDO PETROLEUM CORPORATION

Date: August 27, 2008	By:	/s/ Alford B. Neely
Alford B. Neely
Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement by and between CREDO Petroleum Corporation and Timothy J. Pownell dated as of August 22, 2008, effective as of September 8, 2008.